                                                             EXHIBIT 4.2


                              VARSITYBOOKS.COM INC.

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                 AUGUST 27, 1999

                                TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
SECTION 1
RESTRICTIONS ON TRANSFERABILITY; REGISTRATION RIGHTS...................................2
         1.1      CERTAIN DEFINITIONS..................................................2
         1.2      RESTRICTIONS.........................................................3
         1.3      RESTRICTIVE LEGEND...................................................4
         1.4      NOTICE OF PROPOSED TRANSFERS.........................................4
         1.5      REQUESTED REGISTRATION...............................................5
         1.6      COMPANY REGISTRATION.................................................7
         1.7      REGISTRATION ON FORM S-3.............................................8
         1.8      EXPENSES OF REGISTRATION.............................................8
         1.9      REGISTRATION PROCEDURES..............................................9
         1.10     INDEMNIFICATION......................................................9
         1.11     INFORMATION BY HOLDER...............................................11
         1.12     RULE 144 REPORTING..................................................11
         1.13     TRANSFER OF REGISTRATION RIGHTS.....................................12
         1.14     STANDOFF AGREEMENT..................................................12
         1.15     TERMINATION OF RIGHTS...............................................12
         1.16     OTHER REGISTRATION RIGHTS...........................................13

SECTION 2
RIGHT OF FIRST OFFER AND ELECTION OF DIRECTORS........................................13
         2.1      INVESTORS' RIGHT OF FIRST OFFER.....................................13
         2.2      ELECTION OF DIRECTORS...............................................15
         2.3      TERMINATION OF RIGHT OF FIRST OFFER AND ELECTION OF DIRECTORS.......16

SECTION 3
AFFIRMATIVE COVENANTS OF THE COMPANY..................................................16
         3.1      FINANCIAL INFORMATION...............................................16
         3.2      DELIVERY OF INFORMATION.............................................16
         3.3      INSPECTION..........................................................16
         3.4      EXPENSES OF THE BOARD OF DIRECTORS..................................17
         3.5      RESERVED EMPLOYEE SHARES............................................17
         3.6      ACQUISITION OF STOCK................................................17
         3.7      TITLES AND SALARIES.................................................17
         3.8      BOARD OF DIRECTORS MEETINGS.........................................17
         3.9      IRC SECTION 305.....................................................17
         3.10     BOARD OF DIRECTORS..................................................17
         3.11     POSITIVE COVENANTS..................................................18
         3.12     NEGATIVE COVENANTS..................................................19
         3.13     STOCK RESTRICTION AGREEMENTS........................................20
         3.14     OBSERVER RIGHTS.....................................................20
         3.15     TERMINATION OF SECTION 3 RIGHTS.....................................20

SECTION 4
MISCELLANEOUS.........................................................................20

         4.1      GOVERNING LAW.......................................................20
         4.2      THIRD PARTIES.......................................................20
         4.3      SURVIVAL............................................................20
         4.4      SUCCESSORS AND ASSIGNS..............................................20
         4.5      ENTIRE AGREEMENT; AMENDMENT.........................................20
         4.6      EFFECT OF AMENDMENT OR WAIVER.......................................21
         4.7      RIGHTS OF HOLDERS...................................................21
         4.8      NOTICES, ETC........................................................21
         4.9      DELAYS OR OMISSIONS.................................................21
         4.10     COUNTERPARTS........................................................22
         4.11     SEVERABILITY OF THIS AGREEMENT......................................22

EXHIBIT A         SERIES A PREFERRED INVESTOR SCHEDULE

EXHIBIT B         SERIES B PREFERRED INVESTOR SCHEDULE

EXHIBIT C         SERIES C PREFERRED INVESTOR SCHEDULE


             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         THIS SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is entered into as of this 27th day of August, 1999 by and among
(i) VarsityBooks.com Inc., a Delaware corporation (the "Company"), with principal offices located at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, (ii) those holders of the Company's Series A Preferred Stock (the "Series A Preferred") listed on Exhibit A attached hereto (the "Series A Investors"), (iii) Baker & Taylor, Inc. ("B&T"), a Delaware corporation with its principal office at Five LakePointe Plaza, Suite 500, 2709 Water Ridge Parkway, Charlotte, North Carolina 28217, (iv) those holders of the Company's Series B Preferred Stock (the "Series B Preferred") listed on Exhibit B attached hereto (the "Series B Investors"), (v) those holders of the Company's Series C Preferred Stock (the "Series C Preferred" and together with the Series A Preferred and Series B Preferred, the "Preferred Stock") listed on Exhibit C attached hereto (the "Series C Investors" and together with the Series A Investors and Series B Investors, the "Investors"), (vi) Eric J. Kuhn and (vii) Timothy J. Levy.

                                R E C I T A L S :

         WHEREAS, the Company, the Series A Investors and B&T have entered into that certain Investors' Rights Agreement (the "Original Agreement"), dated as of August 6, 1998;

         WHEREAS, the Company, the Series A Investors, Series B Investors and B&T entered into that certain Amended and Restated Investors Rights Agreement (the "Second Agreement"), dated as of February 25, 1999;

         WHEREAS, on the date hereof the Company and the Series C Investors are entering into that certain Series C Convertible Preferred Stock Purchase Agreement (the "Series C Stock Purchase Agreement"), pursuant to which the Company is authorized to issue and sell to the Series C Investors an aggregate of up to 8,928,571 shares of the Series C Preferred at one or more closings to be held on or prior to sixty (60) days from the date hereof;

         WHEREAS, it is a condition to the closing of the transactions contemplated by the Series C Stock Purchase Agreement that the Company and the Investors enter into this Agreement to, among other things, amend and restate the rights granted pursuant to the Second Agreement in order to provide the Series C Investors with certain rights in connection with the Series C Investors' ownership of shares of Series C Preferred;

         WHEREAS, pursuant to Section 4.5 of the Second Agreement, the Second Agreement or any term thereof may be amended, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that
(i) a majority of the outstanding Registrable Securities whether or not converted by the Series A Investors and B&T and (ii) a majority of the outstanding Registrable Securities whether or not converted held by the Series B Investors, each group voting separately as a class, may waive or amend, on behalf of the Investors and other holders of Shares, any provisions of the Second Agreement benefiting the Series A Investors and Series B Investors so long as the effect thereof will be that the Series A Investors and Series B Investors and other holders of Shares will be treated equally; and

         WHEREAS, by entering into this Agreement, the Series A Investors whose signatures are set forth on the signature pages hereto, which Series A Investors constitute a majority of the outstanding Registrable Securities and the Series B Investors whose signatures are set forth on the signature pages hereto, which Series B Investors constitute a majority of the outstanding Registrable Securities, hereby consent to amending the Second Agreement in the manner set forth herein.

         NOW THEREFORE, in consideration of the mutual agreements, covenants and conditions contained herein, the Company and each of the Investors hereby agree as follows:

                                  SECTION 1
              RESTRICTIONS ON TRANSFERABILITY; REGISTRATION RIGHTS

         1.1 CERTAIN DEFINITIONS.

         All capitalized terms used herein and not defined below shall have the meanings set forth in the Series C Stock Purchase Agreement. The following terms shall have the following respective meanings:

         "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "CONVERSION SHARES" shall mean the Common Stock issued or issuable upon conversion of the Preferred Stock.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "HOLDER" shall mean Mr. Kuhn, Mr. Levy, B&T and any Investor holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section
1.13 hereof.

         "INITIATING HOLDERS" shall mean any Investors or transferees of any Investors under Section 1.13 hereof who in the aggregate are Holders of not less than twenty percent (20%) of the Registrable Securities; provided, that Mr. Kuhn or Mr. Levy shall be Initiating Holders for purposes of Section 1.7 without regard to the percentage of Registrable Securities held by them.

         "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 1.5 and 1.6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, all fees and disbursements of one counsel for the Holders (as limited by Section 1.8), and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "REGISTRABLE SECURITIES" shall mean (i) the Conversion Shares; and (ii) any Common Stock of the Company issued or issuable in respect of the Shares or Conversion Shares or other securities issued or issuable with respect to the Shares or Conversion Shares upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Shares or Conversion Shares; (iii) the shares of Common Stock purchased by B&T pursuant to that certain Stock Purchase Agreement and Warrant, each dated July 10, 1998; and (iv) the shares of Common Stock held by Mr. Kuhn and Mr. Levy, provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale

         "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend referred to by the Securities Act as set forth in
Section 1.3 hereof.

         "RULE 144" means Rule 144 promulgated under the Securities Act.

         "RULE 145" means Rule 145 promulgated under the Securities Act.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth under "Registration Expenses," all fees and disbursements of counsel for any Holder.

         "SHARES" shall mean the shares of Series A Preferred sold pursuant to the Series A Convertible Preferred Stock Purchase Agreement, dated August 6, 1998, and the shares of Series B Preferred sold pursuant to the Series B Convertible Stock Purchase Agreement dated February 25, 1999, and the shares of Series C Preferred sold pursuant to the Series C Stock Purchase Agreement.

         1.2 RESTRICTIONS.

         The Shares and the Conversion Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Investor will cause any proposed purchaser, assignee, transferee or pledgee of the Shares and the Conversion Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

         1.3 RESTRICTIVE LEGEND.

         Each certificate representing (i) the Shares, (ii) the Conversion Shares, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. THE COMPANY MAY REASONABLY REQUEST AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

         Each Investor and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

         1.4 NOTICE OF PROPOSED TRANSFERS.

         The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this
Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either
(i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or
(iii) any other evidence reasonably satisfactory to counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144, (b) in any transaction in which an Investor which is a corporation distributes Restricted Securities solely to its majority-owned subsidiaries, affiliates or stockholders for no consideration, or (c) in any transaction in which an Investor which is a partnership or a limited liability company distributes Restricted Securities solely to partners, members or other equity holders thereof for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 1.4. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends referring to the Securities Act set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

         1.5 REQUESTED REGISTRATION.

         (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to the Registrable Securities, the reasonably anticipated aggregate offering price of which exceeds five million dollars ($5,000,000), the Company will:

                  (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                  (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.5:

                  (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (2) Prior to the earlier of (i) six (6) months following the closing date of the first public offering of the Company's securities to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act (the "Initial Public Offering") or
(ii) August 6, 2001;

                  (3) Prior to ninety (90) days following the closing date of the Company's Initial Public Offering;

                  (4) If the Company delivers notice to the Holders within thirty (30) days of such request that the Company intends to file a registration statement for the Company's Initial Public Offering within ninety (90) days;

                  (5) (a) After the Company has effected two (2) such registrations pursuant to this Section 1.5(a) with respect to rights held hereunder by the Series A Investors, (b) after the Company has effected two (2) such registrations pursuant to this Section 1.5(a) with respect to rights held hereunder by the Series B Investors and (c) after the Company has effected two
(2) such registrations pursuant to this Section 1.5(a) with respect to rights held hereunder by the Series C Investors; or

                  (6) If the Company shall furnish to such Holders a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.5 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

         Subject to the foregoing clauses (1) through (6), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

            (b) Underwriting. If a registration pursuant to Section 1.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 1.5(a)(i). The right of any Holder to registration pursuant to Section 1.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.5 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested, to the extent provided herein.

         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among all Holders thereof other than Mr. Kuhn and Mr. Levy in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement and then, to the extent any

Registrable Securities may be included that are held by Mr. Kuhn and Mr. Levy, in proportion to the amounts held by them; provided, however, that with respect to any public offering following the Initial Public Offering, the number of shares allocated among all Holders (including Mr. Kuhn and Mr. Levy) shall not be less than thirty percent (30%) of the number of shares to be sold in such public offering. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

         1.6 COMPANY REGISTRATION.

            (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (i) the Company's Initial Public Offering, (ii) a registration relating solely to employee benefit plans, or (iii) a registration relating solely to a transaction subject to Rule 145, the Company will:

                  (i) promptly give to each Holder written notice thereof; and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within thirty (30) days after receipt of such written notice from the Company by any Holder.

            (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the Holders who have demanded such registration). Notwithstanding any other provision of this Section 1.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) entitled to registration pursuant to registration rights granted to the participating Holders other than Mr. Kuhn and Mr. Levy by the Company at the time of the filing of the registration statement and then, to the extent any Registrable Securities may be included that are held by Mr. Kuhn and Mr.

Levy, in proportion to the amounts held by them; provided, however, that (i) in no event shall any shares being sold by a shareholder exercising a demand registration right either pursuant to or substantially the same as that granted in Section 1.5 hereof be excluded from the offering, except as provided in
Section 1.5(b), and (ii) that with respect to any public offering following the Initial Public Offering, the number of shares allocated among all Holders of Registrable Shares exercising its rights under this Section 1.6 shall not be less than thirty percent (30%) of the number of shares to be sold in such public offering. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest one hundred (100) shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.6 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

         1.7 REGISTRATION ON FORM S-3.

         In addition to the rights set forth in Section 1.5, if the Initiating Holders request that the Company file a registration statement on Form S-3 (or any successor thereto) for a public offering of shares of Registrable Securities the reasonable anticipated aggregate price to the public of which would exceed one million dollars ($1,000,000), and the Company is a registrant entitled to use Form S-3 to register securities for such offering, the Company shall use its best efforts to cause such shares to be registered for the offering on such form (or any successor thereto). The Company shall not be obligated to file (i) more than four (4) registration statements under this Section 1.7 in any consecutive twelve (12) month period.

         1.8 EXPENSES OF REGISTRATION.

         All Registration Expenses incurred in connection with demand registrations pursuant to Section 1.5, all Company registrations pursuant to
Section 1.6, and all registrations on Form S-3 pursuant to Section 1.7 shall be borne by the Company, provided that the Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 1.5, the request of which has been subsequently withdrawn by the Initiating Holders. In such case, (i) the Holders of Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered, and (ii) the Company shall be deemed not to have effected a registration pursuant to subparagraph 1.5(a) of this Agreement. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said Registration Expenses. In such case, the Company shall be deemed not to have effected a registration pursuant to subparagraph 1.5(a) of this Agreement. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses incurred in connection with any registration pursuant to this Section 1 shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

         1.9 REGISTRATION PROCEDURES.

         In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

            (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed;

            (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

            (c) Use its best efforts to register and qualify the securities covered by the registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

            (d) In the event of any underwritten public offering, enter into and perform all its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

            (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing.

         1.10 INDEMNIFICATION.

            (a) The Company will indemnify each Holder of Registrable Securities included in a registration pursuant to this Agreement, each of its officers directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by any Holder, controlling person or underwriter and stated to be specifically for use therein.

            (b) Each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this Section 1.10(b) shall be limited to an amount equal to the net proceeds of the shares sold by such Holder.

            (c) Each party entitled to indemnification under this Section 1.10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the

Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.10 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         1.11 INFORMATION BY HOLDER.

         The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

         1.12 RULE 144 REPORTING.

         With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

            (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

            (c) So long as an Investor owns any Restricted Securities, to furnish to each Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

         1.13 TRANSFER OF REGISTRATION RIGHTS.

         The rights to cause the Company to register securities granted Investors under Sections 1.5, 1.6 and 1.7 may be assigned to a transferee or assignee reasonably acceptable (unreasonable transferees or assignees would include, but not be limited to, competitors or potential competitors of the Company as determined by the Board of Directors prior to transfer) to the Company in connection with any transfer or assignment of Registrable Securities by an Investor (together with any affiliate); provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, (c) such transferee or assignee covenants to be bound by the registration rights provisions in this Agreement, and (d) such transferee or assignee (i) is a wholly-owned subsidiary, affiliate, or constituent partner (including limited partners, retired partners, spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) of such Investor, (ii) is any family member or trust for the benefit of Mr. Kuhn, Mr. Levy or any individual Investor, or (iii) acquires from Mr. Kuhn, Mr. Levy or such Investor at least fifty thousand (50,000) shares of Restricted Securities (as appropriately adjusted for stock splits and the like).

         1.14 STANDOFF AGREEMENT.

         Each Holder holding more than one percent (1 %) of the Company's Common Stock on a fully-diluted basis agrees in connection with the Initial Public Offering and the first public offering of the Company's securities thereafter (other than a registration of securities in a transaction subject to Rule 145 or with respect to an employee benefit plan) that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days from the effective date of such registration) as may be requested by the Company or such managing underwriters; provided, that (i) the officers and directors of the Company also agree to such restrictions, and
(ii) the holders of the Company's securities with registration rights similar to those granted in Sections 1.5, 1.6 and 1.7 herein also agree to, or are bound by, such restrictions.

         1.15  TERMINATION OF RIGHTS.

         The rights of any particular Holder to cause the Company to register securities under Sections 1.5, 1.6 and 1.7 shall terminate with respect to such Holder on the fifth year anniversary of the effective date of the Company's Initial Public Offering.

         1.16 OTHER REGISTRATION RIGHTS.

         The Company shall not grant any registration rights to any existing or future holder of equity securities of the Company, or securities convertible into Common Stock of the Company, which rights are more favorable than the registration rights granted to the Investors.

                                   SECTION 2
                 RIGHT OF FIRST OFFER AND ELECTION OF DIRECTORS

         2.1 INVESTORS' RIGHT OF FIRST OFFER.

            (a) Right of First Offer. Subject to the terms and conditions contained in this Section 2.1, the Company hereby grants to each Investor the right of first offer to purchase its Pro Rata Portion of any New Securities (as defined in subsection 2.1(b)) which the Company may, from time to time, propose to sell and issue. An Investor's "Pro Rata Portion" for purposes of this Section
2.1 is the ratio that (x) the sum of the number of shares of the Company's Common Stock then held by such Investor and the number of shares of the Company's Common Stock issuable upon conversion of the Preferred Stock then held by such Investor bears to (y) the sum of the total number of shares of Company's Common Stock then outstanding and the number of shares of the Company's Common Stock issuable upon conversion of the then outstanding securities exercisable for or convertible into, directly or indirectly, shares of Common Stock.

            (b) Definition of New Securities. Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Shares or the Conversion Shares, (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or shares or other reorganization whereby the Company or its shareholders own not less than a majority of the voting power of the surviving or successor corporation, (iv) any shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to employees, officers and directors of, and consultants to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company including the members of the Board of Directors appointed by the Series B Investors and Series C Investors, (v) shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to any bank, equipment lessor or other similar financial institution if and to the extent that the transaction in which such sale or grant is to be made is unanimously approved by the Company's Board of Directors, (vi) shares of the capital stock of the Company issued pursuant to any existing rights or agreements that have been disclosed to the Investors, including, without limitation, convertible securities, options and warrants, provided that the Company shall have complied with the right of first offer established by this Section 2.1 with respect to the initial sale or grant by the Company of such rights or agreements, or (vii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company; provided however, that shares of the

Company's Common Stock issued pursuant to (iv) shall not, in the aggregate, exceed 2,030,836 shares of Common Stock, or such other number of shares of Common Stock as the Board of Directors shall, in its sole discretion, from time to time approve as being issuable pursuant to the Company's Stock Option Plans in accordance with Section 3.12.

            (c) Notice of Right. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. Each Investor shall have fifteen
(15) days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in subsection 2.1
(a)), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any Investor fails to agree to purchase its full Pro Rata Portion within such fifteen (15) day period, the Company will give the Investors that did so agree (the "Electing Investors") notice of the number of shares which were not subscribed for by the non-electing Investors. Such notice may be by telephone if followed by written confirmation within two (2) days. The Electing Investors shall have ten (10) business days from the date of such notice to agree to purchase their Pro Rata Portion of all of the New Securities not purchased by such non-electing Purchasers.

            (d) Exercise of Right. If any Investor exercises its right of first offer hereunder, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within ninety (90) calendar days after each Investor gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon exercise of such right of first offer, the Company and such Investor shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

            (e) Lapse and Reinstatement of Right. In the event an Investor fails to exercise the right of first offer provided in this Section 2.1 within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by such Investor at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to each Investor in the manner provided above.

            (f) Assignment. The right of each Investor to purchase any part of the New Securities may be assigned in whole or in part to any partner, subsidiary, affiliate or shareholder of an Investor, or other persons or organizations who acquire at least one hundred thousand (100,000) shares of Restricted Securities (as adjusted for stock splits and the like).

         2.2 ELECTION OF DIRECTORS. The Holders shall vote their respective shares of the Company's capital stock in favor of the nominees to the Corporation's Board of Directors who are nominated as follows:

                 (i) for as long as at least 100,000 shares of Series A Preferred are outstanding, the holders of at least one-half (50%) the Series A Preferred then outstanding shall be entitled to nominate one (i) representative to be elected as a member of the Corporation's Board of Directors;

                 (ii) for as long as at least 200,000 shares of Series B Preferred are outstanding, FBR Technology Venture Partners I, L.P. shall be entitled to nominate one (1) representative to be elected as a member of the Corporations Board of Directors and Mayfield Fund, LP shall be entitled to nominate one (1) representative to be elected as a member of the Corporation's Board of Directors;

                 (iii) for as long as B & T holds at least 500,000 shares of Common Stock, B & T shall have the right to nominate one (1) representative to be elected as a member of the Corporation's Board of Directors;

                 (iv) for as long as at least 900,000 shares of Series C are outstanding (as adjusted for stock splits, combinations, dividends or similar recapitalizations) shall remain outstanding, Tribune Company shall be entitled to nominate one (1) representative;

                 (v) for so long as Eric J. Kuhn continues in the employ of the Corporation or holds at least 100,000 shares of Common Stock, Eric J. Kuhn shall be entitled to nominate a member of the Corporation's Board of Directors;

                 (vi) for so long as Timothy J. Levy continues in the employ or the Corporation or holds at least 100,000 shares of Common Stock, Timothy J. Levy shall be entitled to nominate a member of the Corporation's Board of Directors; and

                 (vii) any representatives to be elected as a member of the Corporation's Board of Directors to replace any representative due to the failure of the named parties in paragraphs (i) through (vi) above to continue to meet the conditions of such respective provisions, shall be mutually agreed upon between the Corporation and the holders of two-thirds (66 2/3%) of the then outstanding Preferred Stock, which approval may be withheld or given in the sole and absolute discretion of the holders of the Preferred Stock.

            (c) In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by holder(s) of stock pursuant to this Section 2.2, the remaining directors so elected by such holder(s) may by affirmative vote of at least one-half (50%) thereof (or the remaining director so elected if there be but one and, if there are no such directors remaining, by the holder(s) who has the right to designate such director as described in this Section 2.2, if such holder(s) has the authority to designate a representative to the Board of Directors or, if no such particular stockholder has such rights by the affirmative vote of the holders of a majority of the shares of that class or series), elect successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by any particular holder(s) or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holder(s) of stock entitled to elect such director or directors, given either at a special meeting of such holder(s) duly called for that purposed or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holder(s) of stock represented at the meeting or pursuant to unanimous written consent.

         2.3 TERMINATION OF RIGHT OF FIRST OFFER AND ELECTION OF DIRECTORS.
The right of first offer granted under Section 2.1 of this Agreement and the election of directors provision set forth under Section 2.2 of this Agreement shall terminate immediately prior to and be of no further force or effect on or after the date of the closing of the Company's first sale of its Common Stock pursuant to an firm commitment underwritten public offering (a "Qualifying Public Offering") pursuant to which all outstanding shares of Preferred Stock are converted, automatically or otherwise, into shares of Common Stock of the Company.

                                   SECTION 3
                     AFFIRMATIVE COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees as follows:

         3.1 FINANCIAL INFORMATION. So long as an Investor is a Holder, the Company will furnish to such Holder, as soon as practicable after the end of each fiscal year, but in no event more than ninety (90) days after the end of such fiscal year, an audited consolidated balance sheet of the Company and audited consolidated statements of income, shareholders' equity and cash flows for such year, as well as annual budgets. Additionally, the Company will deliver to such Holder, as soon as practicable after the end of each calendar quarter, and calendar month, consolidated balance sheets of the Company and consolidated statements of income and cash flow for such calendar quarter or calendar month and for the current fiscal year to date.

         3.2 DELIVERY OF INFORMATION. So long as a Series B Investor or Series C Investor is a Holder, the Company will furnish to such Holder the same written information it delivers to its Board of Directors. In addition, the Company will deliver to a Holder all other information reasonably requested by such Series B Investor or Series C Investor. All information hereafter furnished to such Holder hereunder shall be deemed confidential and shall be kept in strict confidence by such Holder under appropriate safeguards; provided, that the foregoing restriction shall not apply to any information which (i) as shown by written records, was lawfully in the possession of such Holder prior to any disclosure by the Company, so long as the source of such information was not bound by a confidentiality agreement with the Company in respect thereof, or
(ii) is generally available to the public other than as a result of disclosure by such Holder.

         3.3 INSPECTION. The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.3 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

         3.4 EXPENSES OF THE BOARD OF DIRECTORS. The Company shall pay the reasonable, preapproved expenses of the members of the Board of Directors, including airfare and hotel costs, incurred in connection with their service on the Board of Directors.

         3.5 RESERVED EMPLOYEE SHARES. The shares of Common Stock reserved for employees, officers, of, and consultants to, the Company (the "Employee Shares"), are to be issued from time to time solely under the Company's 1998 Stock Plan (the "Stock Plan") as may be determined and approved by the Board of Directors subject to Section 3.12 hereof. Unless otherwise agreed to by the Board of Directors and subject to Section 3.12 hereof, Employee Shares subject to options issued under the Stock Plan or other approved plans will vest, until the option holder's employment with or services to the Company terminate, over a four year period on an equal monthly basis. The Company shall retain a right of first refusal, which right shall be freely assignable and, with respect to all such Employee Shares subject to such options, the holder of such Employee Shares shall agree to a market standoff provision consistent with the market standoff provision contained in Section 1.14.

         3.6 ACQUISITION OF STOCK. All shares of Preferred Stock held or acquired by the Investors or by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Section 3.

         3.7 TITLES AND SALARIES. Titles of Company management shall be agreed upon by the Board of Directors. All salaries must be reviewed and approved by the Board of Directors.

         3.8 BOARD OF DIRECTORS MEETINGS. The Board of Directors shall meet on a monthly basis until such time as the unanimous Board of Directors determine otherwise. The meetings shall be held at the principal office of the Company or in any other place the directors may determine. If the Chairman is not present at a meeting of the Board of Directors, the directors present may appoint one of their number to act as Chairman for the purpose of the meeting. A meeting of directors may be held by means of any telephone, electronic or other communications facilities which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in a meeting by those facilities is deemed to be present at that meeting.

         3.9 IRC SECTION 305. So long as any shares of Preferred Stock remain outstanding, the Company will not, without approval of holders of a majority of each series of Preferred Stock then outstanding, do any act or thing which would result in taxation of the holders of shares of the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

         3.10 BOARD OF DIRECTORS.

            (a) In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), all parties hereto shall vote or cause to be voted all shares of the Company's capital stock then owned by him or it, or over which he or it has voting control, and otherwise use his or its respective best efforts, so as to fix the number of directors as set forth in Section 2.2 of this Agreement and to elect the nominees nominated in accordance with Section 2.2 of this Agreement.

            (b) The Company shall provide each of the Investors with 30 days' prior written notice of any intended mailing of a notice to the Investors for a meeting at which directors are to be elected. The Company agrees to nominate and recommend for election as directors only the individuals designated pursuant to
Section 2.2 of this Agreement.

         3.11 POSITIVE COVENANTS. Subject to Section 3.15, so long as Registrable Securities are outstanding, the Company will:

            (a) promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge, or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereof, and provided further, that the Company will pay all such taxes, assessments, charges, or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor;

            (b) keep its properties and those of its subsidiaries in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions, and improvements thereto;

            (c) keep its assets and those of its subsidiaries that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage, and explosion insurance in amounts customary for companies in similar businesses similarly situated; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

            (d) keep true records and books of account in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis;

            (e) duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their property or assets;

            (f) maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names, or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business;

            (g) the Company will retain independent public accountants of recognized national standing who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Investors and will request the firm of independent public accountants whose services are terminated to deliver to the Investors a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Investors the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof;

            (h) cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in form acceptable to the Company and the Investors;

            (i) and hold monthly meetings of the Board of Directors.

         3.12 NEGATIVE COVENANTS.

            (a) Subject to Section 3.15, so long as any shares of Series B Preferred or Series C Preferred remain outstanding, the Company will not execute any Major Actions (as hereinafter defined) without the majority vote of the Board of Directors, which vote must include the affirmative vote of both members of the Board of Directors nominated by the Series B Investors and the member of the Board of Directors nominated by Tribune Company, as the case may be. Major Actions shall be limited to the following:

                  (i) the issuance of indebtedness for borrowed money in excess of One Hundred Thousand Dollars ($100,000);

                  (ii) the sale, conveyance, or other disposition, including a merger, consolidation or reorganization, of all or substantially all of the Company's property or business;

                  (iii) repurchase, redemption or other acquisition of outstanding shares of the Company's capital stock (other than redemption from employees in connection with their termination);

                  (iv) an acquisition by the Company of capital assets for a consideration in excess of One Hundred Thousand Dollars ($100,000) or other material expenditures in excess of Two Hundred Thousand Dollars ($200,000) not included in the annual operating budget;

                  (v) changes in the list of Major Actions;

                  (vi) the approval of an annual budget;

                  (vii) any increase in the number of shares reserved for issuance under the Company's stock option plans;

                  (viii)any option granted under the Company's stock option plan (or shares for which options granted thereunder have been exercised) where such grant vests at a rate in excess of 25% per annum from the date of issuance;

                  (ix) the entering into a new line of business not specified or contemplated in the Business Plan dated July, 1999; and

                  (x) any amendment to the Company's Third Amended and Restated Certificate of Incorporation or Bylaws.

            (b) Subject to Section 3.15, the Company shall not enter into any transaction with any director, officer or affiliated party unless such transaction is approved by a majority of the disinterested members of the Board of Directors. A "disinterested" director shall mean any director who does not have any direct or indirect financial or other interest in a transaction except for an interest arising as a result of his or her shareholdings in the Company.

         3.13 STOCK RESTRICTION AGREEMENTS. The Company will cause each person now or hereafter employed by the Company or any subsidiary of the Company to enter into stock restriction and market stand-off agreements substantially in form acceptable to the Investors.

         3.14 OBSERVER RIGHTS. For so long as Carlyle Venture Partners, L.P. or its affiliates shall be a stockholder, such entities shall be entitled to the rights specified in the Management Letter dated August 26, 1999, attached to the Series C Stock Purchase Agreement as Exhibit H.

         3.15 TERMINATION OF SECTION 3 RIGHTS. The rights granted under this
Section 3 shall terminate immediately prior to and be of no further force or effect on or after the date of the closing of the first Qualifying Public Offering.

                                   SECTION 4
                                  MISCELLANEOUS

         4.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware without reference to conflict of laws of principles.

         4.2 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         4.3 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or exhibit delivered by or on behalf of the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of such date of such certificate or exhibit.

         4.4 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         4.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supercede any prior discussions, agreements or understandings of the parties hereto relating to the matters contained herein, including without limitation, the Equity Investment and Operating Agreement, dated as of July

10, 1988 (as amended by the First Amendment, dated as of October 9, 1998) by and between the Company and Baker & Taylor, Inc (in particular, Article 5 thereof), the Original Agreement and the Second Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that
(i) a majority of the outstanding Registrable Securities (whether or not converted) held by the Series A Investors and B&T, (ii) a majority of the outstanding Registrable Securities (whether or not converted) held by the Series B Investors and (iii) a majority of the outstanding Registrable Securities (whether or not converted) held by the Series C Investors, each group voting separately as a class, may waive or amend, on behalf of the Investors and other holders of Shares, any provisions hereof benefiting the Investors so long as the effect thereof will be that the Investors and other holders of Shares will be treated equally; provided, further, that (i) any action that would affect the rights of Mr. Kuhn or Mr. Levy under this Agreement shall only be effective with their written consent and (ii) the rights of any series of Preferred Stock, any individual, or any entity to nominate a director under Section 2.2 shall not be amended without the consent of such individual or a majority of the holders of such series.

         4.6 EFFECT OF AMENDMENT OR WAIVER. Each Investor and its successors and assigns acknowledge that by the operation of Section 4.5 hereof the Company and the holders of a majority of the outstanding Registrable Securities held by the parties specified will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Agreement.

         4.7 RIGHTS OF HOLDERS. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

         4.8 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given the earlier of (a) when received, (b) upon personal delivery to the party to be notified, (c) one business day after delivery via facsimile, (d) one day after being deposited with an overnight courier service or (e) three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, and addressed (i) if to an Investor, at such Investor's address set forth on Exhibit A, Exhibit B, or Exhibit C or at such address as such Investor shall have furnished to the Company in writing, or
(ii) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (iii) if to the Company, at its address set forth on the first page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors. If notice is provided by mail, notice shall be deemed to be given upon proper deposit with the United States mail.

         4.9 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereof or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.


         4.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Upon completion of any additional closings of the purchases of additional shares of Series C Preferred pursuant to the Series C Stock Purchase Agreement of even date herewith, upon execution of a signature page counterpart and without need for an amendment hereto except to add such purchaser's name to Exhibit C hereto, any such purchaser shall become a party to this Agreement, and shall be deemed an "Investor" for purposes of this Agreement, and shall have the identical rights and obligations hereunder.

         4.11 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision and the parties agree to replace such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provisions; provided that no such severability will be effective against a party if it materially and adversely changes the economic benefits of this Agreement to such party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.



                                           VARSITYBOOKS.COM INC.

                                           By: /s/ Eric J. Kuhn
                                             ---------------------------
                                                Eric J. Kuhn
                                                Chief Executive Officer

PINNACLE BANCORP, INC.
c/o Stone Pine Companies
1625 Farnam Street, #700
Omaha, NE   68102

By: /s/ Thompson H. Rogers
   ------------------------------------
   Name:  Thompson H. Rogers






STONE PINE VARSITYBOOKS.COM, LLC
1625 Farnam Street, #700
Omaha, NE  68102

By: /s/ Thompson H. Rogers
   ------------------------------------
   Name: Thompson H. Rogers
   Title:
         ------------------------------



STONE PINE VARSITYBOOKS.COM II,
LLC
1625 Farnam Street, #700
Omaha, NE   68102

By: /s/ Thompson H. Rogers
   ------------------------------------
   Name:  Thompson H. Rogers



BAKER & TAYLOR, INC.
Five Lake Pointe Plaza
Suite 500
2709 Water Ridge Parkway
Charlotte, NC   28217

By: /s/ Jim Ulsamer
   ------------------------------------
   Name: Jim Ulsamer
   Title: Executive Vice President

John D. McKey, Jr.
2081 East Ocean Blvd.
2nd Floor
Stuart, FL   34996

By: /s/ John D. McKey, Jr.
   ------------------------------------
   Name: John D. McKey, Jr.


Mary H. Jochim
350 North Clark Street
Chicago, IL   60610

By: /s/ Mary H. Jochim
   ------------------------------------
   Name:
   Title:



FBR TECHNOLOGY VENTURE
PARTNERS I, L.P.
Potomac Tower
1001 19th Street North
Arlington, VA  22209
By FBR Venture Capital Managers, Inc.

By: /s/ FBR Technology Venture Partners I, L.P.
   --------------------------------------------
   Name:
     Title:


MAYFIELD IX
A Delaware Limited Partnership
c/o Mayfield Fund, L.P.
2800 Sand Hill Road
Menlo Park, CA  94025

By: Mayfield IX Management, L.L.C.
A Delaware Limited Liability Company,
Its General Partner

By: /s/ Mayfield IX Management, L.L.C.
   ------------------------------------
   Name:
        -------------------------------
   Title:
         ------------------------------

MAYFIELD ASSOCIATES FUND IV
c/o Mayfield Fund, L.P.
2800 Sand Hill Road
Menlo Park, CA  94025

A Delaware Limited Partnership

By: Mayfield IX Management, L.L.C.
A Delaware Limited Liability Company,
Its General Partner

By: /s/ Mayfield IX Management, L.L.C.
   ------------------------------------
   Name:
        -------------------------------
   Title:
         ------------------------------

Richard Gaiti
559 Provinceline Road
Hopewell, NJ 08525

By: /s/ Richard Gaiti
   ------------------------------------
   Name: Richard Gaiti

Steven B. Kalafer
8 Coach and Four Lane
Annandale, NJ 08801

By: /s/ Steven B. Kalafer
   ------------------------------------
   Name: Steven B. Kalafer

CLIFTON MANAGEMENT TRADING, INC.
633 Franklin Avenue, Suite 112
Nutley, NY  07110

By: /s/ Clifton Management Trading, Inc.
   -------------------------------------
   Name:
   Title


KUHN IRREVOCABLE TRUST DATED
7/30/98
Sandor Engel, Esq. Trustee
825 N. Twelfth Street
Allentown, PA  18102

By: /s/ Sandor Engel
   ------------------------------------
   Name: Sandor Engel, Esq.
   Title: Trustee



Edward and Blossom Leibowitz, JTWRS
1039 Guisando De Avila
Tampa, FL  33613

By: /s/ Edward Leibowitz
   ------------------------------------
   Name: Edward Leibowitz

By: /s/ Blossom Leibowitz
   ------------------------------------
   Name: Blossom Leibowitz



Michael J. Kuhn
2804 Deercreek Circle
Austin, TX  78703

By: /s/ Michael J. Kuhn
   ------------------------------------
   Name: Michael J. Kuhn



Eric J. Kuhn
2501 Porter Street, N.W., Apt. 1026
Washington, D.C. 20008

By: /s/ Eric J. Kuhn
   ------------------------------------
   Name: Eric J. Kuhn

Jason and Susan Kuhn, JTWRS
1039 Guisando De Avila
Tampa, FL 33613

By: /s/ Jason Kuhn
   ------------------------------------
   Name: Jason Kuhn

By: /s/ Susan Kuhn
   ------------------------------------
   Name: Susan Kuhn


Karen Kuhn
2334 Riverbend Road
Allentown, PA 18103

By: /s/ Karen Kuhn
   ------------------------------------
   Name: Karen Kuhn


Timothy J. Levy
2501 Porter Street, N.W., Apt. 416
Washington, D.C. 20008

By: /s/ Timothy J. Levy
   ------------------------------------
   Name: Timothy J. Levy


Allen Gribben
8157 Lyon Valley Road
New Tripoli, PA  18066

By: /s/ Allen Gribben
   ------------------------------------
   Name: Allen Gribben


Moshe Lehrfield
1310 NE 173rd Street
Miami Beach, FL  33162

By: /s/ Moshe Lehrfield
   ------------------------------------
   Name: Moshe Lehrfield

Karen R. Gundersheimer &
Werner L. Gundersheimer
2903 32nd Street, N.W.
Washington, D.C.  20008

By: /s/ Karen R. Gundersheimer
   ------------------------------------
   Name: Karen R. Gundersheimer

By: /s/ Werner L. Gundersheimer
   ------------------------------------
   Name: Werner L. Gundersheimer



Jeffrey C. Levy
120 The Prado
Atlanta, GA 30309

By: /s/ Jeffrey C. Levy
   ------------------------------------
   Name: Jeffrey C. Levy



Linda R. Levy
19 Greenwood Avenue
Lawrenceville, NJ 08648

By: /s/ Linda R. Levy
   ------------------------------------
   Name: Linda R. Levy



Paul G. Levy
19 Greenwood Avenue
Lawrenceville, NJ 08648

By: /s/ Paul G. Levy
   ------------------------------------
   Name: Paul G. Levy


Deborah R. Levy
444 Central Park West, #9B
New York, NY  10025

By: /s/ Deborah R. Levy
   ------------------------------------
   Name: Deborah R. Levy

Robert Haft
2346 Massachusetts Avenue
Washington, D.C.  20008

By: /s/ Robert Haft
   ------------------------------------
   Name: Robert Haft


Andrew Green
1325 18th Street, N.W. # 1010
Washington, D.C.

By: /s/ Andrew Green
   ------------------------------------
   Name: Andrew Green


Jeremy Fineberg
833 Central Avenue
Lawrence, NY

By: /s/ Jeremy Fineberg
   ------------------------------------
   Name: Jeremy Fineberg


BARRY FAMILY TRUST U/D/T
DATED JANUARY 13, 1998
1950 TASSO
Palo Alto, CA  94304
Lawrence, NY

By: /s/ Barry Family Trust U/D/T
   ------------------------------------
   Name:
   Title: Trustee

WS INVESTMENT COMPANY 98B
650 Page Mill Road
Palo Alto, CA 94304

By: /s/ WS Investment Company 98B
   ------------------------------------
   Name:
   Title



SDJ CAPITAL, INC.
c/o Jay Seinfeld
2025 Broadway, Apt. 27B
New York, NY  10023

By: /s/ Jay Seinfeld
   ------------------------------------
   Name: Jay Seinfeld



THE TRIBUNE COMPANY

435 N. Michigan Avenue
Chicago, Illinois  60611

By: /s/ The Tribune Company
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

CARLYLE VENTURES PARTNERS, L.P.
By:  Its General Partner, TCG Ventures, Ltd.

1001 Pennsylvania Avenue, N.W.
Suite 220 South
Washington, DC 20004

By:     /s/ J. Mitchell Reese
        -----------------------------
        J. Mitchell Reese
        Attorney-In-Fact


C/S VENTURE INVESTORS, L.P.
By:  Its General Partner, TCG Ventures, Ltd.

1001 Pennsylvania Avenue, N.W.
Suite 220 South
Washington, DC  20004

By:     /s/ J. Mitchell Reese
        -----------------------------
        J. Mitchell Reese
        Attorney-In-Fact


CARLYLE U.S. VENTURE PARTNERS, L.P.
By:  Its General Partner, TCG Ventures, L.L.C.

1001 Pennsylvania Avenue, N.W.
Suite 220 South
Washington, DC  20004

By:     /s/ J. Mitchell Reese
        -----------------------------
        J. Mitchell Reese
        Attorney-In-Fact


CARLYLE VENTURE COINVESTMENT L.L.C.
By:  Its Manager TCG Ventures, L.L.C.

1001 Pennsylvania Avenue, N.W.
Suite 220 South
Washington, DC  20004

By:     /s/ J. Mitchell Reese
        -----------------------------
        J. Mitchell Reese
        Attorney-In-Fact

THE BOOK TRUST
c/o Mayfield Fund
2800 Sand Hill Road
Menlo Park, CA  94025

By: /s/ The Book Trust
   ------------------------------
Name:
     ----------------------------
Authorized Signatory


Allen Morgan
c/o Mayfield Fund
2800 Sand Hill Road
Menlo Park, CA  94025

/s/ Allen Morgan
--------------------------------
Allen Morgan


SOUTHEASTERN TECHNOLOGY FUND, L.P.
By:     Southeastern Capital Company, L.L.C.,
         Its General Partner

Attn: Emerson Fann
4035 Chris Drive, Suite C
Huntsville, Alabama  35802

By: /s/ Chris H. Horgen
   ------------------------------------
        Name: Chris H. Horgen
        Title: Managing Member


THE AFFILIATED COMPANIES, INC.

1625 Farnan Street #700
Omaha, NE  68102

By: /s/ Thompson H. Rogers
   ------------------------------------
        Name: Thompson H. Rogers
        Title:
               ------------------------

ROLLINGWOOD CAPITAL PARTNERS, L.L.C.

By:   /s/ Mark Ein
      ---------------------------------
      Mark Ein

Address:  1750 Tysons Boulevard
          Suite 400
          Tysons Corner, VA  22102


GARAGE.COM INVESTMENTS I, L.P.
By:  Its General Partner, Garage.com

By:   /s/ William M. Reichert
      ---------------------------------
       William M. Reichert
       President, Garage.com

Address:  420 Florence Avenue
          Suite 300
          Palo Alto, CA  94301

/s/ Richard Hozik
---------------------------------------
Richard Hozik

Address:   707 Crown Meadow Drive
           Great Falls, VA  22066

Roger A. Kuhn and Karen Kuhn JTWROS

By: /s/ Roger A. Kuhn
   -----------------------------------
Name:  Roger A. Kuhn

By: /s/ Karen Kuhn
   -----------------------------------
Name:  Karen Kuhn


Address:   2334 Riverbend Road
           Allentown, PA  18103


/s/ Jason Kuhn
--------------------------------------
Jason Kuhn

Address:  1039 Guisando De Avila
          Tampa, FL  33613

/s/ Craig Richards
------------------------------------
Craig Richards

Address:  2736 Flintgrove Road
          Charlotte, NC  28226



/s/ Philip B. Dolan
------------------------------------
Philip B. Dolan

Address:  9521 Purcell Drive
          Potomac, MD  20854




EAGLE ROCK VENTURES, L.P.

By: /s/ Eagle Rock Ventures, L.P.
   ------------------------------------
      Name:
           ----------------------------
      Title:
            ---------------------------

Address:  c/o hipO.com
          2 Concourse Parkway
          Suite 600
          Atlanta, GA  30328



/s/ Onuoha O. Odim
--------------------------------------
Onuoha O. Odim

Address:  c/o hipO.com
          2 Concourse Parkway
          Suite 600
          Atlanta, GA  30328

/s/ Joseph D. Argilagos
--------------------------------------
Joseph D. Argilagos

Address:  c/o hipO.com
          2 Concourse Parkway
          Suite 600
          Atlanta, GA  30328


ESHER LIMITED

By: /s/ Esher Limited
   ------------------------------------
      Name:
           ----------------------------
      Title:
            ---------------------------


Address:  P.O. Box 274
          Hemisphere House
          36 Hilgrove Street
          St. Helier, Jersey JE4 8TR
          Channel Islands
          United Kingdom

/s/ Roger T. Staubach
-----------------------------------
Roger T. Staubach

Address:  Staubach Companies
          6750 LBJ Freeway, Suite 1100
          Dallas, Texas  75240

                                    EXHIBIT A

                      SERIES A PREFERRED INVESTOR SCHEDULE


                                                                  NUMBER OF SHARES OF
              NAME AND ADDRESS                                 SERIES A PREFERRED STOCK
              ----------------                                 ------------------------
StonePine VarsityBooks.com LLC                                           714,285
1625 Furnam #700
Omaha, NE  68102

Pinnacle Bancorp, Inc.                                                   214,285
c/o Stone Pine Companies
1625 Furnam #700
Omaha, NE 68102

Richard Gaiti                                                            142,857
559 Provinceline Road
Hopewell, NJ  08525

Clifton Management & Trading, Inc.                                       142,857
633 Franklin Avenue, Suite 112
Nutley, NJ  07110

Steven B. Kalafer                                                         71,428
8 Coach and Four Lane
Annandale, NJ  08801

Kuhn Irrevocable Trust dated 7/30/98                                      71,428
Sandor Engel, Esq. Trustee
825 N. Twelfth Street
Allentown, PA  18102

Edward and Blossom Leibowitz, JTWRS                                       71,428
1039 Guisando De Avila
Tampa, FL  33613

Michael J. Kuhn                                                           35,714
2804 Deercreek Circle
Austin, TX  78703

Timothy J. Levy                                                           35,714
2501 Porter Street, N.W., Apt. 416
Washington, D.C.  20008

Eric J. Kuhn                                                              35,714
2501 Porter Street, NW, #1026
Washington, DC  20008

Karen Kuhn                                                                35,714
2334 Riverbend Road
Allentown, PA  18103

Allen Gribben                                                             35,714
8157 Lyon Valley Road
New Tripoli, PA  18066

Moshe Lehrfield                                                           35,714
1310 NE 173rd Street
North Miami Beach, FL  33162

Linda R. Levy                                                             35,714
19 Greenwood Avenue
Lawrenceville, NJ  08648

Karen R. Gundersheimer &                                                  35,714
Werner L. Gundersheimer
2903 32nd Street, NW
Washington, DC  20008

Paul G. Levy                                                              21,428
19 Greenwood Avenue
Lawrenceville, NJ  08648

Jason and Susan Kuhn, JTWRS                                               17,857
1039 Guisando De Avila
Tampa, FL  33613

Jeffrey C. Levy                                                           17,857
120 The Prado
Atlanta, GA  30309

Deborah R. Levy                                                           14,285
444 Central Park West, #9B
New York, NY  10025

Andrew Green                                                             178,571
1325 18th Street, N.W. #1010
Washington, D.C.

Jeremy Fineberg                                                           35,714
833 Central Avenue
Lawrence, NY

Barry Family Trust u/d/t dated January 13, 1998                            7,142
1950 Tasso
Palo Alto, CA  94304

WS Investment Company 98B                                                 28,572
650 Page Mill Road
Palo Alto, CA  94304

SDJ Capital, Inc.                                                         35,714
c/o Jay Seinfeld
2025 Broadway, Apt. 27B
New York, New York  10023

                                    EXHIBIT B

                      SERIES B PREFERRED INVESTOR SCHEDULE


                                                       NUMBER OF SHARES OF
               NAME AND ADDRESS                      SERIES B PREFERRED STOCK
               ----------------                      ------------------------
FBR Technology Venture Partners I, L.P.                     1,388,889
Potomac Tower
1001 19th Street North
Arlington, VA  22209

Pinnacle Bancorp, Inc.                                       138,889
c/o Stone Pine Companies
1625 Farnam Street, #700
Omaha, NE  68102

Pinnacle Bancorp, Inc.                                       118,056
c/o Stone Pine Companies
1625 Farnam Street, #700
Omaha, NE  68102

Stone Pine VarsityBooks.com, LLC                             347,222
1625 Farnam Street, #700
Omaha, NE  68102

Stone Pine VarsityBooks.com II, LLC                          506,944
1625 Farnam Street, #700
Omaha, NE  68102

Baker & Taylor, Inc.                                         354,244
Five Pointe Plaza
Suite 500
2709 Water Ridge Parkway
Charlotte, NC  28217

John D. McKey, Jr                                             69,445
[as Bridge Loan Holder]
2081 East Ocean Blvd.
2nd Floor
Sturat, FL  34996

                                    EXHIBIT B

                      SERIES B PREFERRED INVESTOR SCHEDULE

                                                       NUMBER OF SHARES OF
               NAME AND ADDRESS                      SERIES B PREFERRED STOCK
               ----------------                      ------------------------
Mary H. Jochim                                                34,722
350 North Clark Street
Chicago, IL  60610

Mayfield IX                                                  2,854,027
c/o Mayfield Fund, L.P.
2800 Sand Hill Road
Menlo Park, CA  94025

Mayfield Associates Fund IV                                   150,212
c/o Mayfield Fund, L.P.
2800 Sand Hill Road
Menlo Park, CA  94025

Robert Haft                                                   694,445
2346 Massachusetts Avenue
Washington, D.C.  20008

Richard Gaiti                                                 78,460
559 Provinceline Road
Hopewell, NJ 08525

Steven B. Kalafer                                             69,444
8 Coach and Four Lane
Annandale, NJ 08801

Eric J. Kuhn                                                  19,615
2501 Porter Street, N.W., Apt. 1026
Washington, D.C. 20008

Jason and Susan Kuhn                                           8,681
1039 Guisando De Avila
Tampa, FL 33613

Karen Kuhn                                                    19,615
2334 Riverbend Road
Allentown, PA 18103

                                    EXHIBIT B

                      SERIES B PREFERRED INVESTOR SCHEDULE


NAME AND ADDRESS                                               NUMBER OF SHARES OF
----------------                                             SERIES B PREFERRED STOCK
                                                             ------------------------
SDJ Capital, Inc                                                     19,615
Attn: Jay Seinfeld
2025 Broadway, Apt. 27B
New York, NY  10023

AND

SDJ Capital, Inc.
Attn: Josh Dobin
101 Pine Tree Drive, #1430
Miami Beach, FL  33140

Timothy J. Levy                                                      19,615
2501 Porter Street, N.W., Apt. 416
Washington, D.C. 20008

Jeffrey C. Levy                                                      17,361
120 The Prado
Atlanta, GA 30309

Linda R. Levy                                                        17,361
19 Greenwood Avenue
Lawrenceville, NJ  08648

Paul Levy                                                            6,944
19 Greenwood Avenue
Lawrenceville, NJ  08648

                                    EXHIBIT C

                      SERIES C PREFERRED INVESTOR SCHEDULE


                                                  NUMBER OF SERIES C
 NAME AND ADDRESS                               PREFERRED STOCK SHARES
 ----------------                               ----------------------
TRIBUNE COMPANY                                      2,976,191
435 N. Michigan Avenue
Chicago, Illinois  60611

CARLYLE VENTURES PARTNERS, L.P.                      1,490,967
1001 Pennsylvania Avenue, N.W.
Suite 220 South
Washington, DC 20004

C/S VENTURE INVESTORS, L.P.                           311,250
1001 Pennsylvania Avenue, N.W.
Suite 220 South
Washington, DC  20004

CARLYLE U.S. VENTURE PARTNERS, L.P.                   197,741
Suite 220 South
Washington, DC  20004

CARLYLE VENTURE COINVESTMENT L.L.C.
1001 Pennsylvania Avenue, N.W.                        232,185
Suite 220 South
Washington, DC  20004

MAYFIELD IX
c/o Mayfield Fund, L.P.                              1,130,953
2800 Sand Hill Road
Menlo Park, CA  94025

MAYFIELD ASSOCIATES FUND IV
c/o Mayfield Fund, L.P.                                59,524
2800 Sand Hill Road
Menlo Park, CA  94025


VARSITY BOOKTRUST
c/o Mayfield Fund, L.P.                               491,074
2800 Sand Hill Road
Menlo Park, CA  94025

THE AFFILIATED COMPANIES, INC.                                               297,620
1625 Farnan Street #700
Omaha, NE  68102

FBR TECHNOLOGY VENTURE                                                       595,239
PARTNERS I, L.P.
Potomac Tower
1001 19th Street North
Arlington, Virginia  22209

SOUTHEASTERN TECHNOLOGY FUND,                                                297,620
L.P.
Attn:  Emerson Fann
4035 Chris Drive, Suite C
Huntsville, Alabama  35802

Robert Haft                                                                  357,143
2346 Massachusetts Avenue, N.W.
Washington, D.C.  20008

Allen Morgan                                                                  14,881
c/o Mayfield Fund, L.P.
2800 Sand Hill Road
Menlo Park, CA  94025

Paul Levy                                                                     7,441
19 Greenwood Avenue
Lawrenceville, NJ  08648

Linda R. Levy                                                                 7,441
19 Greenwood Avenue
Lawrenceville, NJ  08648

ROLLINGWOOD CAPITAL PARTNERS, L.L.C.                                         148,810
1750 Tysons Boulevard
Suite 400
McLean VA  22102

GARAGE.COM INVESTMENTS I, L.P.                                                44,643
420 Florence Avenue
Suite 300
Palo Alto, CA  94301

Roger A. Kuhn and Karen Kuhn JTWROS                                           37,203
2334 Riverbend Road
Allentown, PA  18103

Jason Kuhn                                                                    7,441
1039 Guisando De Avila
Tampa, FL  33613

Craig Richards                                                                14,881
2736 Flintgrove Road
Charlotte, NC  28226

Eric J. Kuhn                                                                  29,750
2501 Porter Street, NW
Apartment 1026
Washington, DC  20008

Richard Hozik                                                                 29,762
707 Crown Meadow Drive
Great Falls, VA  22066

Andrew Green                                                                  59,524
1325 18th Street, N.W. #1010
Washington, DC

Philip B. Dolan                                                               14,881
9521 Purcell Drive
Potomac, MD  20854

EAGLE ROCK VENTURES, L.P.                                                     14,881
c/o hipO.com
2 Concourse Parkway, Suite 600
Atlanta, GA  30328

Onuoha O. Odim                                                                7,441
c/o hipO.com
2 Concourse Parkway, Suite 600
Atlanta, GA  30328

Joseph D. Argilagos                                                           7,441
c/o hipO.com
2 Concourse Parkway, Suite 600
Atlanta, GA  30328

ESHER LIMITED                                                                 14,881
P.O. Box 274
Hemisphere House
36 Hilgrove Street
St. Helier, Jersey JE4 8TR
Channel Islands
United Kingdom

Roger T. Staubach                                                             29,762
Staubach Companies
6750 LBJ Freeway, Suite 1100
Dallas, Texas  75240